SECURITIES AND EXCHANGE COMMISSION

                            WASHINGTON, D.C. 20549

                            _______________________

                                   FORM 8-K

                                CURRENT REPORT
                    PURSUANT TO SECTION 13 OR 15(d) OF THE
                        SECURITIES EXCHANGE ACT OF 1934


       Date of Report (Date of earliest event reported):  June 18, 1999


                                XL CAPITAL LTD
               ________________________________________________
            (Exact Name of Registrant as Specified in its Charter)


           Cayman Islands                 1-10804            98-0191089
    (State or Other Jurisdiction       (Commission         (IRS Employer
         of Incorporation)            File Number)     Identification No.)





Cumberland House, 1 Victoria Street, Hamilton, Bermuda          HM 11
(Address of Principal Executive Offices)                    (Zip Code)



                     (441) 292-8515
(Registrant's telephone number, including area code)

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ITEM 2.  Acquisition or Disposition of Assets.

          The merger (the "Merger") of Dasher Acquisition Corp., a wholly-owned subsidiary of XL Capital Ltd, a limited liability company organized and incorporated under the laws of the Cayman Islands ("XL"), into NAC Re Corp., a Delaware corporation ("NAC Re"), with NAC Re continuing as the surviving corporation was consummated on June 18, 1999. As a result of the Merger, each outstanding share of NAC Re Common Stock has been converted into the right to receive 0.915 of an XL Class A Ordinary Share, par value $0.01 per share. Each outstanding option for shares of NAC Re Common Stock has been converted into options to acquire the number of shares of XL Class A Ordinary Shares that would have been received if such options and warrants had been exercised immediately prior to the Merger.

          The terms of the Merger were described in the Proxy
Statement/Prospectus included included in XL's Registration Statement on Form S-4 (File No. 333-77019).

          A copy of the press release, dated June 18, 1999, issued by XL and NAC Re, relating to the above-described transaction is attached as an exhibit to this report and is incorporated herein by reference.



ITEM 7.  Financial Statements, Pro Forma Financial Information and Exhibits.


(a)  Financial Statements of the Business Acquired

          The financial statements of NAC Re are hereby incorporated by reference to the Annual Report of NAC Re on Form 10-K for the year ended December 31, 1998 and the Quarterly Report of NAC Re on Form 10-Q for the quarter ended March 31, 1999.

(b)  Pro Forma Financial Information

          The pro forma financial information related to the Merger is hereby incorporated by reference to the Registration Statement on Form S-4 of XL, filed with the Securities and Exchange Commission on April 26, 1999 (File No. 333-77019).








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

ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS

     (c)  Exhibits

Exhibit   Description

2.1 Agreement and Plan of Merger, dated as of February 15, 1999, among XL Capital Ltd, Dasher Acquisition Corp. and NAC Re Corp., as amended by Amendment No. 1, dated as of April 26, 1999
          (incorporated by reference to Annex A to the Registration Statement on Form S-4 of XL (File No. 333-77019)

99.1      Press release dated June 18, 1999


































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

                                  SIGNATURES

          Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:  June 18, 1999

                                        XL CAPITAL LTD

                                        By:   /s/ Paul S. Giordano
                                              --------------------
                                              Paul S. Giordano
                                              Senior Vice President,
                                              General Counsel and Secretary


































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

                                 EXHIBIT INDEX

Exhibit   Description

2.1 Agreement and Plan of Merger, dated as of February 15, 1999, among XL Capital Ltd, Dasher Acquisition Corp. and NAC Re Corp., as amended by Amendment No. 1, dated as of April 26, 1999
          (incorporated by reference to Annex A to the Registration Statement on Form S-4 of XL (File No. 333-77019)

99.1      Press release dated June 18, 1999





































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

                                 EXHIBIT 99.1





























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

                                                                  Exhibit 99.1


NEWS RELEASE

IMMEDIATE


Contact:     Richard H. Miller                        Roger R. Scotton
             CFO & Treasurer                          Vice President -
             NAC Re Corp.                             Corporate Communications
             (203) 622-5535                           XL Capital Ltd.
                                                      (441) 294-7165



                    XL CAPITAL COMPLETES MERGER WITH NAC RE

HAMILTON, BERMUDA AND GREENWICH, CT (June 18, 1999) -- XL Capital Ltd. (NYSE:
XL) ("XL" or "XL Capital") and NAC Re Corp. (NYSE: NRC) ("NAC Re") announced that they completed their merger today.

Under the terms of the all-stock transaction, shareholders of NAC Re received
0.915 XL shares for each NAC Re share in a tax-free exchange that will be accounted for as a pooling of interests under U.S. generally accepted accounting principles. Based on XL's closing price of $59 7/16 on the New York Stock Exchange on June 17, each NAC Re share was valued at $54.39. The total equity value of the merger transaction was approximately $1.01 billion, and EL's market capitalization following the merger is approximately $7.7 billion.

On a pro forma basis at year-end 1998, the combined XL Capital/NAC Re organization would have had total assets of $13.3 billion and shareholders equity of $5.6 billion. The combined company would have had total revenues of approximately $600 million on a pro forma basis for XL's first fiscal quarter of 1999.

XL Capital President and Chief Executive Officer Brian M. O'Hara welcomed NAC Re as a member of the XL family of companies. He said: "As the leading broker-market reinsurer in the United States, NAC Re is a highly respected professional company with a reinsurance portfolio that is strategically compatible with our own. We are looking forward to the benefits we will

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

derive from the strong NAC Re franchise and brand, which we intend to maintain, and to the operating synergies that should accrue to XL as a result of this unique combination of our two organizations. In addition to providing us with an invaluable springboard for our recent entry into the United States and strengthening our international reinsurance and Lloyd's businesses, NAC Re expands our underwriting capabilities significantly, while offering attractive cross selling opportunities and generally broadening the XL franchise."

NAC Re's President and Chief Executive Officer, Nicholas M. Brown, Jr., said he is very pleased to be part of the XL organization. "XL is a dynamic global insurance, reinsurance and financial services company that will help NAC Re better serve its clients with a new and expanded product range and greater capacity. In particular, we will be able to offer finite risk products and catastrophe coverages to our customers on a broader scale than in the past."

In addition to his role at NAC Re, Mr. Brown will serve as President and Chief Executive Officer of X.L. America, Inc., XL's U.S. holding company headquartered in Connecticut. Mr. Brown will also serve as an Executive Vice President of XL. Ronald L. Bornhuetter, Chairman of NAC Re prior to the completion of the merger, along with Daniel J. McNamara, a Director of NAC Re prior to the merger, will be joining the board of directors of XL Capital.

XL Capital also announced today that it has rescinded all share repurchase authorizations previously in effect. Separately, XL authorized the purchase of up to 25,000 of its shares in connection with the administration of employee benefit plans.

XL Capital, through its wholly-owned subsidiaries, including XL Insurance Ltd, XL Mid Ocean Reinsurance Ltd, XL Capital Products Ltd and The Brockbank Group plc, provides insurance and reinsurance coverages and financial products worldwide. As of February 28, 1999, XL Capital had consolidated assets of $10.5 billion and consolidated shareholders' equity of $4.8 billion. Additional information on both XL Capital and NAC Re is available from their respective web sites: www.xl-capital.com and www.nacre.com.

NAC Re is the parent company of NAC Reinsurance Corporation, an A+ rated U.S. reinsurer which is licensed in all fifty states, the District of Columbia and all provinces of Canada.

This press release contains forward looking statements of management beliefs, estimates, projections, and assumptions for the financial condition, results of operations, business and prospects of XL, NAC Re and the combined XL/NAC Re on a pro forma basis, including statements relating to: (a) future assets, shareholders' equity, market capitalization and market position;
(b) the cost savings, synergies and accretion to reported and cash earnings

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

that will be realized from the merger; and (c) the restructuring charges expected to be incurred in connection with the merger. These forward looking statements involve certain risks and uncertainties, including those detailed from time to time in XL's and NAC Re's reports and filings with the Securities and Exchange Commission. Factors that may cause actual results to differ materially from those contemplated by such forward looking statements include, among others: (1) expected cost savings and synergies from the merger cannot be fully realized or realized within the expected time frame;
(2) revenues following the merger are lower than expected or customer loss and business disruption following the merger are greater than anticipated;
(3) competitive pressure among insurers or reinsurers increases significantly; (4) costs or difficulties related to the integration of the businesses of XL and NAC Re are greater than expected; (5) general economic conditions are less favorable than expected; (6) legislation, tax or regulatory changes adversely affect the businesses in which the combined company would be engaged; or (7) natural disasters or other catastrophic events are more prevalent or significant than expected, or losses have a greater frequency or severity than anticipated by the companies' reserving methodologies.





























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